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EXHIBIT 10.1
                            INDEMNITY

     THIS INDEMNITY made as of the 31st day of July, 2000

     BY:

     ALR TECHNOLOGIES INC., a valid and subsisting company under the laws of the State of Nevada, USA ("ALRT")

               OF THE FIRST PART
     In Favour of:

     MARCUS DA SILVA, a businessman of 31 Village Terrace, G/F, Happy Valley, Hong Kong (the "Executive")

               OF THE SECOND PART

WHEREAS:

A. The Executive has acquired from ALRT 36,533,130 shares of A Little Reminder (ALR) Inc. ("ALR"), a corporation continued under the laws of the State of Wyoming, USA and has been appointed as a director and officer of ALR and of its wholly-owned subsidiary, Timely Devices Inc. ("TDI"), a corporation continued under the laws of the Yukon Territory (ALR and ALRT hereinafter collectively referred to as the "Company");

B. ALRT and the Executive consider it desirable and in the best interests of the parties hereto to enter into this Indemnity to settle the circumstances and manner in which the Executive may be indemnified in respect of certain liabilities which the Executive may incur as a result of his acting as an officer or director of the Companies.

     IN WITNESS WHEREOF that, in consideration of the sum of One
Dollar ($1.00) now paid by the Executive to ALRT (the receipt and sufficiency of which is acknowledged by ALRT) and other good and valuable consideration:

1.   General Indemnity of Executive and ALRT

     ALRT does hereby agree, to the full extent permitted by law, to indemnify and hold harmless the Executive, his heirs and legal representatives, from and against any and all costs, charges, expenses, fees, damages or liabilities (including legal or other professional fees), without limitation, and whether incurred alone or jointly with others, which the Executive may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any action, suit, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Executive or which the Executive may be required to participate in or provide evidence in respect of (any of the same hereinafter being

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referred to as a "Claim"), howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, for or in respect of any act, deed, matter or thing done, made, permitted or omitted by any person, prior to the date hereof, arising out of or in connection with or incidental to the affairs of the Companies, including, without limitation, any and all costs, charges, expenses, fees, damages or liability which the Executive may suffer, sustain or incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel or any amount paid to settle any claim or satisfy any judgement, fine or penalty.

2.   Specific Indemnity for Statutory Obligations Related to
     Executive

     Without limiting the generality of the provisions of section 1 hereof, ALRT agrees, to the full extent permitted by law, to indemnify and save the Executive harmless from and against any and all costs, expenses, fees and liabilities arising, prior to the date hereof, by operation of statute and incurred by or imposed upon the Executive in relation to the affairs of the Companies in the Executive's capacity as director or officer thereof, including, but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

3.   Taxation Indemnity for Executive

     Without limiting the generality of the provisions of section 1 hereof, ALRT agrees that the payment of any indemnity to or reimbursement of the Executive hereunder shall include any amount the Executive may be required to pay on account of applicable income or goods or services taxes arising out of the payment of such indemnity or reimbursement, provided, however, that any amount required to be paid with respect to such taxes shall be payable by ALRT and ALR only upon such Executive remitting or being required to remit any amount payable on account of such taxes.

4.   Determination of Right to Indemnification

     If the payment of any amount pursuant to this Indemnity requires the approval of a court, under the provisions of any statute or otherwise, either ALRT or the Executive may apply to a court of competent jurisdiction for an order approving such Indemnity by ALRT.

5.   Limitation

     Notwithstanding anything to the contrary herein contained, this Indemnity shall cease and determine on the expiration of five (5) years from the date hereof and ALRT shall have no liability in respect of any claim made after such date.

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6.   Other Rights and Remedies Unaffected

     The indemnification and payment herein provided for shall not derogate from or exclude any rights to which the Executive may be entitled under any provision of the applicable business corporations statute or otherwise at law, the Articles or By-laws of the Companies, this Indemnity, any applicable policy insurance, guarantee or third party indemnity, any vote of shareholders of the Companies, or otherwise.

7.   Notices of the Proceedings

     It is a condition of this Indemnity that the Executive shall give reasonable notice, in writing to ALRT, upon his being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Companies or the Executive and ALRT agrees to notify the Executive, in writing, forthwith upon any of them being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Executive.

8.   Notices

     Any notice to be given by one party to the other shall be sufficient if delivered by hand, deposited in any post office in Canada or the United States, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed, in writing, and mailed as provided above) addressed, as the case may be:

(a)  to ALRT:

          Suite 310, 15446 Bel-Red Road
          Redmond, Washington   98052-5507
          USA

(b)  to the Executive:

          31 Village Terrace, G/F
          Happy Valley, Hong Kong

or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered and, if mailed, on the fifth business day (exclusive of Saturdays, Sundays and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that, if such day is not a business day, then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other

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communication shall be delivered or sent by means of electronic transmission, as provided above, except that it shall not be necessary to confirm in writing and mail any notice electronically transmitted.

9.   Governing Law

     This Indemnity shall be governed by and construed in accordance with the laws of the Province of British Columbia and all disputes arising hereunder shall be referred to the courts of British
Columbia.

10.  Further Assurances

     ALRT agrees that it shall do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Executive the rights hereby created or intended and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Indemnity.

11.  Invalid Terms Severable

     If any term, clause or provision of this Indemnity shall be held to be invalid or contrary to law, the validity of any other term, clause or provision shall not be affected and such invalid term, clause or provision shall be considered severable.

12.  Binding Effect

     All of the agreements, conditions and terms of this Indemnity shall extend to and be binding upon ALRT and its respective successors and assigns and shall enure to the benefit of and may be enforced by the Executive and his heirs, executors, administrators and other legal representatives, successors and assigns.

13.  Legal Fees

     In the event that any action is instituted by the Executive under this Indemnity to enforce or interpret any terms hereof, the Executive shall be entitled to be paid all court costs and expenses, including reasonable legal fees on a solicitor and own client full indemnity basis, incurred by the Executive with respect to such action.

     IN WITNESS WHEREOF, ALRT has executed this Indemnity effective as of the day and year first above written.

WITNESS:                           ALR TECHNOLOGIES INC.

/s/ illegible                      Per: /s/ Ken Robulak